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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for any such person and in such person's name, place and stead, in any and all capacities, to sign the Southern Union Company Registration Statement on Form S-4 for the merger of Southern Union Company and Pennsylvania Enterprises, Inc. and to file the same with all exhibits thereto, other documents in connection therewith including any amendments thereto, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated: August 31, 1999

        /s/ John E. Brennan                     /s/ George L. Lindemann
_____________________________________     _____________________________________
           John E. Brennan                         George L. Lindemann

        /s/ Frank W. Denius                      /s/ Roger J. Pearson
_____________________________________     _____________________________________
           Frank W. Denius                          Roger J. Pearson

      /s/ Aaron I. Fleischman                  /s/ George Rountree, III
_____________________________________     _____________________________________
         Aaron I. Fleischman                      George Rountree, III

       /s/ Adam M. Lindemann                      /s/ Dan K. Wassong
_____________________________________     _____________________________________
          Adam M. Lindemann                          Dan K. Wassong

        /s/ Kurt A. Gitter
_____________________________________
        Kurt A. Gitter, M.D.